SMITH BARNEY INVESTMENT TRUST
AMENDMENT NO. 6
TO
THE FIRST AMENDED AND RESTATED MASTER TRUST AGREEMEMT

AMENDMENT NO. 6 to the First Amended and
Restated Master Trust Agreement dated as of February
28, 1998 (the "Agreement") of Smith Barney Investment
Trust (the "Trust"), made as of the 5th day of September 2000.

WITNESSETH:

WHEREAS, Article VII, Section 7.3 of the
Agreement provides that the Agreement may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, as amended, by an instrument in writing signed by an officer of the Trust pursuant to a vote of a majority of the Trustees; and WHEREAS, on August 7, 2000, a majority of the Trustees voted to change the name of the Smith Barney
EAFE Index Fund to the Smith Barney International
Index Fund;
WHEREAS, on August 7, 2000, a majority of the Trustees voted to redesignate the "Class A" shares of each of Smith Barney S&P 500 Index Fund, Smith Barney
U.S. 5000 Index Fund and Smith Barney EAFE Index Fund
Sub-Trusts as "Smith Barney Shares"; and "Class D" shares of each of Smith Barney S&P 500 Index Fund,
Smith Barney U.S. 5000 Index Fund and Smith Barney
EAFE Index Fund Sub-Trusts as "Citi Shares."
WHEREAS, the undersigned has been duly
authorized by the Trustees to execute and file this Amendment No. 6 to the Agreement; and
NOW, THEREFORE, the Agreement is hereby amended as follows:
1. The first paragraph of Article IV,
Section 4.2 of the Agreement is hereby amended to read in pertinent part as follows:
"Section 4.2 Establishment and Designation of Sub-
Trusts. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts and classes, the Trustees hereby establish and designate the following
Sub-Trusts and classes thereof: Smith Barney
Intermediate Maturity California Municipals Fund,
Smith Barney Intermediate Maturity New York
Municipals Fund, Smith Barney Large Capitalization
Growth Fund, Smith Barney S&P 500 Index Fund; Smith
Barney Mid Cap Core Fund, Smith Barney U.S. 5000
Index Fund and Smith Barney International Index Fund, each of which, except for Smith Barney S&P 500 Index
Fund, Smith Barney U.S. 5000 Index Fund and Smith
Barney International Index Fund, shall consist of one class designated as Class A, and solely with respect to the Smith Barney S&P 500 Index Fund, Smith Barney
U.S. 5000 Index Fund and Smith Barney International
Index Fund a class designated as Smith Barney Shares, and solely with respect to Smith Barney Intermediate
Maturity California Municipals Fund, Smith Barney
Intermediate Maturity New York Municipals Fund, Smith
Barney Large Capitalization Growth Fund, Smith Barney
Mid Cap Core Fund, additional classes designated as Class B, Class L and Class Y shares, and solely with respect to the Smith Barney S&P 500 Index Fund, Smith
Barney U.S. 5000 Index Fund and Smith Barney
International Index Fund a class designated as Citi
Shares, and solely with respect to Smith Barney Mid
Cap Core Fund, Smith Barney Large Capitalization
Growth Fund and Smith Barney S&P 500 Index Fund an additional class designated as Class Z shares; and solely with respect to the Smith Barney Mid Cap Core
Fund, an additional class designated as Class 1 shares. The Shares of such Sub-Trusts and classes thereof and any Shares of any further Sub-Trust or classes that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-
Trust or class at the time of establishing and designating the same) have the following relative rights and preferences:"

The undersigned hereby certifies that the Amendment set forth above has been duly adopted in accordance with the provisions of the Agreement.
IN WITNESS WHEREOF, the undersigned has hereto set his hands as of the day and year first above written.

	SMITH
BARNEY INVESTMENT TRUST

	By:


	Name:
Michael Kocur
	Title:
Assistant Secretary
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